CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 8 to Form SB-2 of our report dated March 31, 2006 relating to the consolidated financial statements of American Business Holdings, Inc. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Gately & Associates, LLC
Certified Public Accountants
Altamonte Springs, FL

December 29, 2006